UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 29, 2025

PEDEVCO CORP.
(Exact name of registrant as specified in its charter)

Texas	001-35922	22-3755993
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

575 N. Dairy Ashford, Suite 210 Houston, Texas	77079
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 221-1768

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	PED	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

              On October 31, 2025 (the “Closing Date”), PEDEVCO Corp., a Texas corporation (the “Company”, “PEDEVCO”, “we” and “us”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), with NP Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“First Merger Sub”), COG Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Second Merger Sub,” and together with First Merger Sub, the “Merger Subs”), North Peak Oil & Gas, LLC, a Delaware limited liability company (“NPOG”), Century Oil and Gas Sub-Holdings, LLC, a Delaware limited liability company (“COG,” and together with NPOG, the “Acquired Companies”), and, solely for purposes of the specified provisions therein, North Peak Oil & Gas Holdings, LLC, a Delaware limited partnership (“North Peak”).

              Pursuant to the Merger Agreement, at the Effective Time (as defined below) of the Mergers (as defined below), (a) First Merger Sub merged with and into NPOG, with NPOG being the surviving entity and a wholly owned subsidiary of PEDEVCO and (b) Second Merger Sub merged with and into COG, with COG being the surviving entity and a wholly owned subsidiary of PEDEVCO (clauses (a) and (b), together, the “Mergers”).

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Mergers, which occurred upon the filing of Certificate of Merger with the Secretary of State of Delaware in connection with each of the Mergers (the “Effective Time”), all of the issued and outstanding limited liability company interests of each of the Acquired Companies were automatically converted into the right to receive an aggregate of 10,650,000 validly issued, fully paid and nonassessable shares of newly designated Series A Convertible Preferred Stock of PEDEVCO (the “Merger Preferred Shares”), par value $0.001 per share (the “PEDEVCO Series A Preferred Stock”), which shares were issued to Century Oil and Gas Holdings, LLC, a Delaware limited liability company (“Century”) and North Peak. The PEDEVCO Series A Preferred Stock has the rights discussed below under Item 5.03, and will automatically convert into shares of common stock of PEDEVCO, par value $0.001 per share (the “PEDEVCO common stock” and an “Automatic Conversion”), at a ratio of 10-to-1, immediately following the expiration of the twenty calendar day period commencing on the distribution to PEDEVCO’s shareholders in accordance with Rule 14c-2 of Regulation 14C promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) of the Information Statement (as defined below) (the “Automatic Conversion Date”). The Merger Preferred Shares will convert, on the Automatic Conversion Date, into an aggregate of 106,500,000 shares of PEDEVCO common stock (the “Merger Conversion Shares”).

The Mergers closed at the Effective Time on the Closing Date (the “Closing”).

Representations and Warranties

Each of PEDEVCO, the Merger Subs and the Acquired Companies have, respectively, made representations and warranties to each other in the Merger Agreement. The representations and warranties made by each of PEDEVCO and the Acquired Companies relate to, among other topics, the following: (a) organization, general authority and standing; (b) capital structure; (c) subsidiaries and equity interests; (d) corporate authority to execute and deliver the Merger Agreement and the enforceability of the Merger Agreement; (e) the absence of conflicts with, or violations of, organizational documents and contracts; (f) the absence of consents relating to the execution, delivery and performance of the Merger Agreement or the Transactions; (g) the absence of undisclosed liabilities; (h) financial statements, disclosure controls and procedures and a system of internal control over financial reporting; (i) the accuracy of information supplied or to be supplied in the Information Statement; (j) the absence of certain changes or events; (k) taxes; (l) labor relations; (m) employee benefits; (n) title to properties; (o) oil and gas properties; (p) certain payment matters; (q) wells and equipment; (r) rights-of-way; (s) reserve report; (t) material contracts; (u) the absence of material litigation; (v) compliance with laws and permits; (w) environmental matters; (x) indebtedness; (y) material customers and material suppliers; (z) intellectual property; (aa) insurance; (bb) regulatory matters; (cc) broker’s fees payable in connection with the Mergers; and (dd) related party transactions.

In addition, PEDEVCO made representations and warranties relating to, among other topics, (i) PEDEVCO’s Securities and Exchange Commission (the “SEC” or the “Commission”) reports; (ii) PEDEVCO’s receipt of an opinion from PEDEVCO’s financial advisor; (iii) PEDEVCO not being bound by any shareholder rights plan, “poison pill” or similar anti-takeover device and no anti-takeover law being applicable to the Merger Agreement or the Transactions; (iv) PEDEVCO’s eligibility to register the Merger Conversion Shares under a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”); (v) the valid issuance of the shares of Merger Preferred Shares; (vi) the capitalization of the Merger Subs; and (vii) the absence of any business conduct by the Merger Subs other than in connection with its organization and the preparation, negotiation and execution of the Merger Agreement and the Mergers.

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Certain of the representations and warranties made by PEDEVCO, the Merger Subs and the Acquired Companies, respectively, are qualified as to “materiality” or whether a “material adverse effect” has occurred or would reasonably be expected to occur.

The Merger Agreement contains representations and warranties that PEDEVCO and the Merger Subs, on the one hand, and the Acquired Companies, on the other hand, have made to one another as of specific dates. The representations and warranties contained in the Merger Agreement are qualified and subject to important limitations that were negotiated and agreed to by the parties to the Merger Agreement. Such representations and warranties were made solely for the benefit of another party or parties to the Merger Agreement and may have been negotiated with the principal purpose of allocating risk between the parties to the Merger Agreement, rather than as statements of fact. In addition, the representations and warranties contained in the Merger Agreement are qualified by information exchanged by the parties to the Merger Agreement in confidential disclosure schedules. Accordingly, the foregoing description of the material provisions of the Merger Agreement or the representations and warranties contained in the Merger Agreement should not be relied on as statements of fact regarding the parties to the Merger Agreement. The Merger Agreement should not be read alone, but should instead be read in conjunction with other information regarding PEDEVCO or the Acquired Companies that is or will be contained in, or incorporated by reference into, the Information Statement to be filed and distributed by PEDEVCO, as well as PEDEVCO’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other documents that PEDEVCO files or furnishes with the SEC.

Board of Directors

              The Merger Agreement required PEDEVCO to take all actions necessary, effective as of the Effective Time, to appoint Josh Schmidt as a member of the Board of Directors of the Company (the “Board”) and designate him as the Chairman of the Compensation Committee of the Board, to further appoint Martyn Willsher and Kristel Franklin as members of the Board, and for Dr. Simon G. Kukes, John J. Scelfo and H. Douglas Evans to step down as members of the Board, which appointments and resignations were effective as of the Effective Time as discussed in greater detail below under Item 5.02.

PEDEVCO Information Statement

We agreed to prepare and file with the SEC, as promptly as reasonably practicable, but in any event within 20 days after the Closing Date, in a form mutually agreeable to the parties to the Merger Agreement, an information statement pursuant to Schedule 14C of the Exchange Act (the “Information Statement”) and to use commercially reasonable efforts to resolve any SEC comments on such Information Statement after receipt thereof, and to have the Information Statement cleared by the SEC staff as promptly as reasonably practicable. We also agreed to provide the Acquired Companies notice of any amendment or supplement to the Information Statement, and an opportunity to review the same, and to provide all correspondence from the SEC relating hereto to the Acquired Companies.

We also agreed to file a definitive form of the Information Statement with the SEC and mail it to holders of PEDEVCO common stock as promptly as reasonably practicable (and in any event, within five business days) after such Information Statement has been cleared by the SEC or promptly (and in any event, within five business days) after 10 days have passed since the date of the filing of the preliminary version of the Information Statement with the SEC without receiving comments from the SEC on such preliminary Information Statement. If the SEC does not promptly clear the Information Statement, we agreed to mail a preliminary notice to shareholders, providing the required notice of action by written consent under Section 6.202 of the Texas Business Organizations Code and otherwise complying materially with applicable law.

Filing of PEDEVCO A&R Charter and Reverse Split Charter Amendment

We also agreed to file, promptly as reasonably practicable following, and in any event within 10 business days following the expiration of the 20-day period contemplated by Rule 14c-2(b) promulgated under the Exchange Act with respect to the Information Statement, the PEDEVCO A&R Charter (defined and discussed in greater detail in Item 5.07 hereof) and the Reverse Split Charter Amendment (defined and discussed in greater detail in Item 5.07 hereof) to effect a reverse stock split of the PEDEVCO common stock in a ratio approved by the Board within a range of 1-for-10 and 1-for-20.

Other Covenants and Agreements

The Merger Agreement contains certain other covenants and agreements, including, among other things, covenants relating to: (i) cooperation in connection with public announcements or other public disclosures regarding the Merger Agreement or the Transactions; (ii) agreement of the parties to not take any action that would cause any of the transactions contemplated by the Merger Agreement to be subject to the requirements imposed by any takeover laws; (iii) certain employee matters; (iv) the defense or settlement of any shareholder litigation relating to the Transactions; (v) certain tax matters; (vi) termination of certain related party contracts; and (vii) certain insurance matters.

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Shareholder Agreement

In accordance with the terms of the Merger Agreement, at the Closing, PEDEVCO entered into a Shareholder Agreement (the “Shareholder Agreement”) with (a) Century, (b) North Peak (together with Century, the “Juniper Shareholder”), (c) solely for purposes of certain limited provisions of the Shareholder Agreement, Dr. Simon G. Kukes, the Executive Chairman of the Board prior to the Effective Time, and The SGK 2018 Revocable Trust, a family trust of which Dr. Kukes serves as trustee and beneficiary.

Board Nomination Rights

The Shareholder Agreement provides the Juniper Shareholder the right (but not obligation), from the Closing Date to the Automatic Conversion Date, to designate one nominee to the Board (which is the same right that the Series A Preferred Stock holders have under the PEDEVCO Series A Designation (as defined and discussed in greater detail below under Item 5.03), and not a separate appointment right). The Shareholder Agreement also provides the Juniper Shareholder the right to designate one individual as a non-voting board observer, who shall have the right to attend all meetings of the Board, from the date of the agreement until the Automatic Conversion Date. The PEDEVCO Series A Preferred Stock director appointee is Josh Schmidt (see “Item 5.02”, below).

The Shareholder Agreement also provides that from and after the Automatic Conversion Date, the Board will consist of six directors or such greater number as approved by the Board in accordance with the organizational documents of the Company and be constituted as follows:

(i)	On the Automatic Conversion Date, the Juniper Shareholder will have the right to nominate three Directors to the Board (each, a “Juniper Director” and together, the “Juniper Directors”), including at least one independent director, initially expected to be Edward Geiser, Josh Schmidt, and one independent director to be determined. The Juniper Shareholder’s nomination rights will depend on its, together with its affiliates’, ownership of the Conversion Shares on the applicable date of determination as measured relative to the total number of shares of PEDEVCO common stock issued and outstanding as of the time of the Automatic Conversion (“Juniper Beneficial Ownership”), as follows: if Juniper Beneficial Ownership is 50% or more, it may nominate three Juniper Directors including one which must be an independent director; if Juniper Beneficial Ownership is between 30% and 49.9%, it may nominate two Juniper Directors; if Juniper Beneficial Ownership is between 10% and 29.9%, it may nominate one Juniper Director; and if Juniper Beneficial Ownership is less than 10%, it loses the right to nominate any Juniper Directors;

(ii)	On the Automatic Conversion Date, two Directors, as nominated by the Nominating and Governance Committee of the Board (the “Governance Committee”) (other than the Juniper Directors then-serving on such committee), which must include at least one independent director (initially, J. Douglas Schick and John K. Howie), which number will increase as the number of Juniper Directors decrease in line with reductions in Juniper’s ownership of the Company, as discussed above; and

(iii)	On the Automatic Conversion Date, one independent director mutually agreed in writing by the Juniper Shareholder and the Governance Committee (other than the Juniper Directors then-serving on the Governance Committee).

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The nomination of such Juniper Directors is subject to such persons not being prohibited from serving as a member of the Board. In the event any Juniper Director ceases serving as a member of the Board  for any reason, the Juniper Shareholder has the right to designate a replacement, and subject to certain customary exceptions, the Board is required to take all reasonable actions within its control to appoint such replacement person as a member of the Board of the Company to fill such vacancy. The Juniper Shareholder also has the right to remove any Juniper Director at any time for any reason. Following a reduction of the Juniper Shareholder’s right to designate Juniper Directors for nomination to the Board pursuant as a result of a decrease in Juniper Beneficial Ownership, such right of designation shall not be reinstated if Juniper Beneficial Ownership subsequently increases above any of the relevant thresholds.

The Board is prohibited from increasing or decreasing the number of members of the Board without the affirmative vote of a majority of the independent directors then on the Board that are not Juniper Directors, and the written consent of the Juniper Shareholder.

Each Juniper Director nominee must, in the good faith determination of the Board or the  Governance Committee, (i) be suitable to serve on the Board in accordance with customary standards of suitability for directors of NYSE-listed companies; (ii) not be prohibited from serving as a director pursuant to any rule or regulation of the SEC or any national securities exchange on which the PEDEVCO common stock is listed or admitted to trading; and (iii) not be subject to any order, decree or judgment of any domestic (including federal, state or local) or foreign court, arbitrator, administrative, regulatory or other governmental department, agency, official, commission, tribunal, authority or instrumentality, non-government authority or self-regulatory body (including any domestic or foreign securities exchange) prohibiting service as a director of any public company.

In addition, for so long as the Juniper Shareholder is entitled to designate at least one Juniper Director, the Shareholder Agreement provides that at least one Juniper Director shall serve as a member of each committee of the Board (other than the audit committee of the Board) and a Juniper Director shall be designated as the chairperson of the Compensation Committee and Governance Committee, subject to certain limited exceptions.

Registration Rights

Pursuant to the Shareholder Agreement, the Company agreed to use its commercially reasonable efforts to file a registration statement with the SEC within 45 days after the Automatic Conversion Date to cover the resale of all Conversion Shares (as defined below) and certain other shares of PEDEVCO common stock beneficially owned by the shareholders party thereto and their affiliates, and to keep such registration continuously effective, including renewals and amendments, until the securities are no longer registrable. The registration statement will be filed on Form S-3, or if not available, Form S-1 (to be converted to Form S-3 once eligible), and will permit resale pursuant to Rule 415 of the Securities Act. Additionally, each shareholder party thereto, its affiliates, and certain other related persons, may also request underwritten offerings of at least $10 million of registrable securities, with underwriters selected by the Company subject to majority holder consent of the holders of the registrable securities to be included in such registration statement. Holders participating in an underwritten offering must enter into customary agreements but are not required to make extensive representations beyond ownership, authority, and compliance with securities laws. The Company is not required to conduct more than three underwritten offerings in a 12-month period or within 180 days of a prior offering. The Company may also delay or suspend the filing, effectiveness, or use of a registration statement during limited “grace periods” if necessary, due to pending financings, transactions, possession of material non-public information, or compliance concerns, provided that such periods do not exceed 45 days individually, 60 days in total during any 12-month period and that there are not more than two grace periods every 12 months. The Shareholder Agreement also provided each shareholder party thereto, piggyback registration rights, allowing them to participate in underwritten offerings of PEDEVCO common stock conducted by the Company or other holders. Inclusion is subject to underwriter approval, and if the underwriter advises the Company that the total amount of securities would adversely affect the success of the offering, priority will be given first to the Company’s securities in a primary offering, or to the holders’ securities in a secondary offering, with any remaining capacity allocated on a pro rata basis.

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The Shareholder Agreement also provides that the Company will pay certain expenses relating to such registrations and indemnify the registration rights holders against certain liabilities which may arise under the Securities Act, together with the rules and regulations promulgated thereunder.

The Shareholder Agreement became effective at the Closing and will terminate in accordance with its terms.

Subscription Agreements

Concurrently with the Closing of the Mergers, certain investors (the “PIPE Investors”) subscribed for and purchased an aggregate of 6,363,637 shares of PEDEVCO Series A Preferred Stock (the “PIPE Preferred Shares”), at a price per share equal to $5.50 per share (the “Purchase Price”), pursuant to their entry into Series A Convertible Preferred Stock Subscription Agreements in favor of the Company (the “Subscription Agreements” and together with the Merger Agreement and PEDEVCO Series A Designation (defined below under Item 5.03), the “Transaction Agreements”; such transaction, the “PIPE Financing” and together with the Mergers, the “Transactions”). When converted in full, the PIPE Preferred Shares will convert into 63,636,370 shares of PEDEVCO common stock (the “PIPE Conversion Shares”, and together with the Merger Conversion Shares, the “Conversion Shares”).

The PIPE Investors included (a) The SGK 2018 Revocable Trust, a family trust of which Dr. Simon Kukes, the then Executive Chairman of PEDEVCO is trustee and beneficiary ($15,409,977); (b) American Resources, Inc., an entity partially owned and controlled by J. Douglas Schick, the Chief Executive Officer, President and member of the Board ($250,003); (c) Clark R. Moore, the Executive Vice President, General Counsel and Secretary of PEDEVCO ($25,003); (d) John J. Scelfo Revocable Trust Dated October 8, 2003, a trust of which John J. Scelfo, a member of the Board, is trustee and beneficiary ($550,000); (f) Jody D. Crook, the Chief Commercial Officer of PEDEVCO ($25,003); (g) J PED, LLC, an entity affiliated with Juniper Capital Advisors, L.P. (“Juniper”) ($18,550,004); (h) Reagan T. Dukes, the then Chief Executive Officer of the Acquired Companies, who was appointed Chief Operating Officer of PEDEVCO at the Closing (as discussed below in Item 5.02) ($52,503) and (i) Robert J. Long, the then Chief Financial Officer of the Acquired Companies, who was appointed Chief Financial Officer, Treasurer and Principal Accounting/Financial Officer of PEDEVCO at the Closing (as discussed below in Item 5.02) ($52,503). The PIPE Financing closed concurrently with the Mergers and the $35,000,004 of net proceeds raised by the Company pursuant to the PIPE Financing was used to pay off certain liabilities of the Acquired Companies in connection with the Mergers and certain expenses of the PIPE Financing and Mergers.

The Subscription Agreements contain customary representations and warranties of PEDEVCO and the PIPE Investors party thereto.

The Subscription Agreement also provides that the PIPE Investors who are not parties to the Shareholder Agreement shall have the same registration rights as the shareholders party to the Agreement with respect to their PIPE Conversion Shares, as discussed above under “Shareholder Agreement—Registration Rights”.

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Immediately following the Automatic Conversion, the PEDEVCO securityholders as of immediately prior to the Automatic Conversion are expected to hold approximately 14.0% of the shares of PEDEVCO common stock then outstanding (excluding Dr. Kukes, and including new restricted stock issuances to Messrs. Schick, Crook and Moore as described below), and Dr. Kukes and Juniper and the other former owners of the Acquired Companies, including as a result of their participation in the PIPE Financing, are expected to hold approximately 33.1% and 52.9%, respectively, of the shares of PEDEVCO common stock then outstanding.

The Mergers and PIPE Financing each closed on the Closing Date, without any required shareholder approval of PEDEVCO, however, shareholder approval of the issuance of the Conversion Shares is required pursuant to Sections 711, 712 and 713 of the NYSE American LLC Company Guide, which requires shareholder approval prior to the issuance of securities in connection with a transaction other than a public offering involving (1) the sale, issuance, or potential issuance by the issuer of common stock (or securities convertible into common stock) at a price less than the greater of book or market value which together with sales by officers, directors or principal shareholders of the issuer equals 20% or more of presently outstanding common stock; (2) the sale, issuance, or potential issuance by the issuer of common stock (or securities convertible into common stock) equal to 20% or more of presently outstanding common stock for less than the greater of book or market value of the stock; (3) the issuance of shares in connection with a transaction when the issuance or potential issuance will result in a change of control of the issuer and (4) certain acquisitions of shares by officers and directors at a price less than the market value of the common stock. Such required approval was provided by the Majority Shareholders via the Written Consent (each as defined and discussed below under Item 5.07). As such, while the Mergers closed on the Closing Date, the Conversion Shares cannot be issued until the Automatic Conversion Date, which cannot legally occur prior to the expiration of the twenty calendar day period commencing on the distribution to PEDEVCO’s shareholders in accordance with Rule 14c-2 of Regulation 14C promulgated under the Exchange Act of the Information Statement (defined below).

Support Agreements

In accordance with the terms of the Merger Agreement, at the Closing, PEDEVCO entered into a Support Agreement with North Peak and each of Dr. Kukes, the then Executive Chairman of the Board; the SGK 2018 Revocable Trust; Mr. Schick, the President and Chief Executive Officer of the Company; Mr. Moore, the Executive Vice President, General Counsel and Secretary of the Company; Mr. Paul Pinkston, the Chief Accounting Officer of the Company; Mr. Crook, the Chief Commercial Officer of the Company; and each of the Company’s then directors, Mr. John K. Howie, Mr. John J. Scelfo and Mr. H. Douglas Evans , and Company employees Arvind Krishna and Charles Hinojosa (collectively, the “Supporting Persons”).

Under these agreements, as a material inducement to PEDEVCO and North Peak entering into the Merger Agreement and to complete the Mergers, the Supporting Persons irrevocably agreed that they have delivered the Written Consent and will not withdraw or rescind the Written Consent. The Supporting Persons further agreed not to object to or take any action that could hinder, delay, or materially affect the transactions contemplated by the Merger Agreement, and to take all reasonable actions necessary to ensure their completion, including the Automatic Conversion of the PEDEVCO Series A Preferred Stock and the agreements related to the Merger Agreement. Additionally, until the Automatic Conversion occurs, the Supporting Persons will not transfer, pledge, or encumber their PEDEVCO equity, grant any proxy or authorization inconsistent with these obligations, or otherwise act contrary to the Support Agreement, except for transfers to controlled affiliates, estate planning vehicles, or bona fide gifts provided that the transferee joins the agreement in a form acceptable to PEDEVCO. Support Agreements with Dr. Kukes and the SGK 2018 Revocable Trust additionally provide, among other things, that such Supporting Persons may sell or otherwise transfer up to three million shares of Parent Capital Stock (as defined in the Merger Agreement) or other equity interests in Parent without restriction.

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A&R Credit Agreement

On October 31, 2025, PEDEVCO entered into an Amended and Restated Credit Agreement (the “A&R Credit Agreement”), which amended and restated that prior senior secured revolving credit agreement entered into on September 11, 2024 (the “Original Credit Agreement”) among the Company, as borrower, Citibank, N.A., as administrative agent (the “Administrative Agent”), and the lenders from time to time party thereto (the “Lenders”).

The A&R Credit Agreement has a maturity date of October 31, 2029. The A&R Credit Agreement provides for an initial borrowing base and aggregate elected commitments of $120 million and an aggregate maximum revolving credit amount of $250 million. The borrowing base is scheduled to be redetermined on December 1, 2025, and thereafter semiannually on or about April 1 and October 1 of each calendar year, commencing on April 1, 2026, and is subject to additional adjustments from time to time, including for certain asset sales, elimination or reduction of hedge positions and title defects. Additionally, each of the Company and the Required Lenders (as defined in the A&R Credit Agreement) may request one unscheduled redetermination of the borrowing base between each scheduled redetermination. The amount of the borrowing base is determined by the lenders in their sole discretion and consistent with the oil and gas lending criteria of the lenders at the time of the relevant redetermination. The amount the Company is able to borrow under the A&R Credit Agreement is subject to compliance with the financial covenants, satisfaction of various conditions precedent to borrowing, and other provisions of the A&R Credit Agreement.

The A&R Credit Agreement is guaranteed by the subsidiaries of the Company, pursuant to the terms of an Amended and Restated Unconditional Guaranty dated as of October 31, 2025 made by each of the Company’s subsidiaries in favor of the Administrative Agent for the benefit of the Lenders and other Secured Parties (as defined in the A&R Credit Agreement) (the “Guaranty”); and is secured (subject to agreed upon post-closing periods in the A&R Credit Agreement) by a first priority mortgage and security interest in substantially all assets of the Company and its subsidiaries, pursuant to the terms of (a) an Amended and Restated Security Agreement dated as of October 31, 2025 made by the Company and each of its subsidiaries in favor of the Administrative Agent for the benefit of the Lenders who are secured parties thereunder (the “Security Agreement”); and (b) various deeds of trust and mortgages on oil and gas properties constituting not less than 90% of the total proven reserves of the Company and its subsidiaries (the “Mortgages”).

Borrowings under the A&R Credit Agreement may be alternate base rate (“ABR”) loans or SOFR loans, at the election of the Company. Interest is payable quarterly for ABR loans and at the end of the applicable interest period for SOFR loans. SOFR loans bear interest at the forward-looking term rate based on the secured overnight financing rate as administered by the Federal Reserve Bank of New York (“SOFR”) for a one, three or six-month interest period plus an applicable margin ranging from 300 to 400 basis points, depending on the percentage of the borrowing base utilized. ABR loans bear interest at a rate per annum equal to the greatest of: (i) the prime rate as publicly announced by Citibank; (ii) the federal funds effective rate plus 50 basis points; and (iii) the adjusted forward-looking term rate based on SOFR for a one-month interest period plus 100 basis points, plus an applicable margin ranging from 200 to 300 basis points, depending on the percentage of the borrowing base utilized. The Company also pays a commitment fee on unused commitment amounts under its facility of 37.5 basis points or 50 basis points, depending on the percentage of the borrowing base utilized. The Company may repay any amounts borrowed under the A&R Credit Agreement prior to the maturity date without any premium or penalty, and is required to repay certain portions of the amounts borrowed under the A&R Credit Agreement upon the occurrence of certain events.

The A&R Credit Agreement provides for certain representations and warranties, and affirmative and negative covenants of the Company, in each case as are customary for a facility of this size and type, including the maintenance of the following financial ratios: (i) a current ratio, which is the ratio of the Company’s consolidated current assets (including unused commitments under the A&R Credit Agreement and excluding non-cash derivative assets) to its consolidated current liabilities (excluding the current portion of long-term debt under the A&R Credit Agreement and non-cash derivative liabilities), of not less than 1.0 to 1.0; and (ii) a leverage ratio, which is the ratio of Total Net Debt to EBITDAX (each as defined in the A&R Credit Agreement) for the prior four fiscal quarters, of not greater than 3.0 to 1.0.

The A&R Credit Agreement contains additional restrictive covenants that limit the ability of the Company and its subsidiaries to, among other things, incur additional indebtedness, incur additional liens, enter into mergers and consolidations, make or declare dividends, make investments and loans, engage in transactions with affiliates, sell assets and enter into certain hedging transactions. In addition, the A&R Credit Agreement is subject to customary events of default for a facility of this size and type, including a change in control. If an event of default occurs and is continuing, the administrative agent may, with the consent of majority lenders, or shall, at the request of the majority lenders, accelerate any amounts outstanding and terminate lender commitments.

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The Company was required to hedge at least 75% of its projected proved developed producing reserves (PDP) oil and gas production at the time of entry into the A&R Credit Agreement, for the first 24 months of the agreement, and 50% of its projected PDP of oil and gas production for months 25–36. Afterward, within 60 days after each fiscal quarter, the Company must show it has hedged at least 50% of expected oil and gas production for the next 18 months. The Company may hedge crude oil, natural gas, or natural gas liquids (on a barrel of oil equivalent basis) to meet these requirements, but may not hedge more than 75% of anticipated production (on a barrel of oil equivalent basis) for any month.

The Company is prohibited from using the funds borrowed under the A&R Credit Agreement, except (i) to facilitate the Mergers, and the acquisition and development by the Company and its subsidiaries of oil and gas properties permitted under the A&R Credit Agreement, (ii) to pay fees and expenses in connection with the A&R Credit Agreement and the Mergers, (iii) to refinance certain acquired indebtedness of the Company in connection with the Mergers, (iv) to provide working capital for exploration and production operations, and (v) for general corporate purposes.

In connection with the Closing of the Mergers, the Company borrowed $87 million under the terms of the A&R Credit Agreement.

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The foregoing description of the Merger Agreement, Subscription Agreements, Shareholder Agreement, Support Agreements, and A&R Credit Agreement, is a summary only and is qualified in its entirety by reference to the full text of the Merger Agreement, form of Subscription Agreement, Shareholder Agreement, form of Support Agreement, and A&R Credit Agreement, which are filed as Exhibits 2.1, 10.1, 10.2, 10.3 and 10.4 respectively, to this Current Report on Form 8-K and incorporated by reference into this Item 1.01 in their entirety.

Item 2.01 Completion of Acquisition or Disposition of Assets.

              The description of the Merger Agreement, the Mergers and the Closing in Item 1.01 above, are incorporated by reference into this Item 2.01 in their entirety.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report with respect to the A&R Credit Agreement is hereby incorporated by reference into this Item 2.03 in its entirety.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in response to this Item 3.02.

The issuance of the Merger Preferred Shares and PIPE Preferred Shares was exempt from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act. The securities are subject to transfer restrictions, and the securities contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom.

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When the Merger Preferred Shares are fully converted into PEDEVCO common stock on the Automatic Conversion Date, a maximum of 106,500,000 shares of PEDEVCO common stock will be issued to the holders thereof.

When the PIPE Preferred Shares are fully converted into PEDEVCO common stock on the Automatic Conversion Date, a maximum of 63,636,370 shares of PEDEVCO common stock will be issued to the holders thereof.

Item 3.03 Material Modification to Rights of Security Holders.

The disclosures included in Item 1.01 regarding the A&R Credit Agreement, are incorporated into this Item 3.03 in their entirety by reference and the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated in this Item 3.03 by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Directors

Effective upon the Closing of the Mergers on October 31, 2025, Dr. Simon Kukes and Messrs. John J. Scelfo and H. Douglas Evans, each resigned as members of the Board. Such resignations were not because of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

(c) Appointment of New Executive Officers

Effective upon the Closing of the Mergers on October 31, 2025, Reagan Tuck (R.T.) Dukes was appointed as Chief Operating Officer of PEDEVCO and Robert “Bobby” Long was appointed as Chief Financial Officer, Treasurer and Principal Accounting/Financial Officer of PEDEVCO. In connection with the appointment of Mr. Long, and effective at the Effective Time, Paul Pinkston, the then Chief Accounting Officer of PEDEVCO, stepped down from the roles of principal accounting officer and principal financial officer of PEDEVCO, but continues to serve as Chief Accounting Officer and remains an employee of PEDEVCO.

Messrs. Dukes and Long are not party to any material plan, contract or arrangement (whether or not written) with the Company, except for the Offer Letters (discussed and described below) and their Subscription Agreements in connection with the PIPE Financing, as discussed above in Item 1.01, and there are no arrangements or understandings between Messrs. Dukes and Long and any other person pursuant to which Messrs. Dukes and Long were selected to serve as an officer of the Company, nor are Messrs. Dukes and Long a participant in any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K, except in connection with their participation in the PIPE Financing, as discussed above in Item 1.01. There are no family relationships between any director or executive officer of the Company, including Messrs. Dukes and Long.

The Company has entered into its standard form of Indemnification Agreement (the “Indemnification Agreement”) with Messrs. Dukes and Long in connection with their appointment as officers of the Company. The Indemnification Agreement provides, among other things, that the Company will indemnify each of Messrs. Dukes and Long under the circumstances and to the extent provided for therein, for certain expenses they may be required to pay in connection with certain claims to which they may be made a party by reason of their positions as an officer of the Company, and otherwise to the fullest extent permitted under Texas law and the Company’s governing documents. The foregoing is only a brief description of the Indemnification Agreement, does not purport to be complete, and is qualified in its entirety by the Company’s standard form of indemnification agreement incorporated by reference herein as Exhibit 10.9. The Indemnification Agreement is identical in all material respects to the indemnification agreements entered into with other Company officers and directors.

Biographical information for Messrs. Dukes and Long is provided below:

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Reagan Tuck (R.T.) Dukes, Age 41

Chief Operating Officer

Mr. Dukes has nearly 20 years of experience in the oil and gas industry, with extensive experience in oil and gas investing, finance, research, and consulting. Prior to joining PEDEVCO in October 2025, from October 2019 to May 2021, Mr. Dukes served as Chief Financial Officer, and from June 2021 to October 2025, as the Chief Executive Officer, of Century Natural Resources, LLC, a privately held Houston, Texas-based oil and gas exploration and production company that previously managed the assets acquired by PEDEVCO in October 2025 pursuant to the Mergers. Prior to Century Natural Resources, from June 2014 to September 2019, Mr. Dukes served as a Research Director and Director of North American Supply at the Houston, Texas office of Wood Mckenzie Limited, a global energy research and consulting group, where he supported commodities research and contributed to valuation and due-diligence work that accounted for billions of dollars in transactions. Before joining Wood Mackenzie, from May 2011 to May 2014, Mr. Dukes worked as a Manager at KED Interests, LLC, a Houston, Texas-based mineral investing firm.

Mr. Dukes earned his BS in Accounting and MS in Finance from Texas A&M University. He also serves on the advisory board for the Professional Program in Accounting at Texas A&M University.

Robert “Bobby” J. Long, Age 49

Chief Financial Officer

Mr. Long has nearly 25 years of financial experience in management, corporate finance, and principal investing in the energy industry. Prior to joining PEDEVCO in October 2025, from February 2022 to October 2025, Mr. Long served as the Chief Financial Officer of Century Natural Resources, LLC, a privately held Houston, Texas-based oil and gas exploration and production company that previously managed the assets acquired by PEDEVCO in October 2025 pursuant to the Mergers.  At Century Natural Resources, Mr. Long managed all accounting, finance and commercial functions of four oil and gas companies operating in the Powder River Basin.  Prior to Century Natural Resources, from August 2018 to January 2022, Mr. Long was the Chief Financial Officer of Navigation Petroleum, LLC, a Houston, Texas-based oil and gas exploration and production company that managed assets in the Powder River Basin.  From February 2018 to August 2018, Mr. Long served as an Executive Director of CIBC Capital Markets in Houston, Texas; from September 2008 to January 2018, he served as a Partner in Rivington Holdings, LLC, a Houston, Texas-based capital advisory firm specializing in the oil and gas industry; and from July 2000 to September 2008, he served as an Associate, and then Vice President, of BNP Paribas, Global Energy Group, in its Houston, Texas office.  Mr. Long began his professional career as an Analyst at JP Morgan Chase & Co., Energy Finance, in Houston, Texas, from July 1999 to July 2000.

Mr. Long holds a Bachelor of Business Administration in Finance from the University of Texas at Austin.

(d) Appointment of Directors

Effective upon the Closing of the Mergers on October 31, 2025, the Board, with the recommendation of the Governance Committee, appointed each of Martyn Willsher, Josh Schmidt and Kristel Franklin, as members of the Board, to serve until their successors have been duly elected and qualified, or until their earlier death, resignation or removal. The Board also affirmatively determined that Mr. Willsher and Ms. Franklin were “independent” as defined in Section 803(A) of the NYSE American Company Guide and pursuant to Rule 10A-3(b)(1) under the Exchange Act.

The Board further appointed Ms. Franklin and Mr. Schmidt to the Compensation Committee (with Mr. Schmidt serving as chairman), and Ms. Franklin and Mr. Willsher as members of the Audit Committee, and Mr. Willsher as a member of the Governance Committee, with Mr. Willsher serving as chairman of each committee and as “audit committee financial expert” as defined under Item 407(d)(5) of Regulation S-K of the Exchange Act, effective upon their appointment to the Board.

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Mr. Schmidt’s appointment was as a Series A Director (as defined in Item 5.03, below), at the request of Juniper, as a holder of a Majority In Interest (as defined in Item 5.03) of the outstanding PEDEVCO Series A Preferred Stock, pursuant to the rights of the holders of the PEDEVCO Series A Preferred Stock, as discussed in greater detail below under Item 5.03.

Mr. Schmidt, Mr. Willsher, and Ms. Franklin, are not party to any material plan, contract or arrangement (whether or not written) with the Company, except as to Mr. Schmidt, in connection with the PEDEVCO Series A Designation, pursuant to which he was appointed as a Series A Director (as discussed and described in Item 5.03, below) and the terms of the Merger Agreement, which required such appointments, and there are no arrangements or understandings between Mr. Schmidt, Mr. Willsher, and Ms. Franklin, and any other person pursuant to which Mr. Schmidt, Mr. Willsher, and Ms. Franklin, were selected to serve as a director of the Company, except as to Mr. Schmidt, in connection with the PEDEVCO Series A Designation, pursuant to which he was appointed as a Series A Director (as discussed and described in Item 5.03, below) and the terms of the Merger Agreement, which required such appointments, nor are Mr. Schmidt, Mr. Willsher, and Ms. Franklin, a participant in any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K, except that Mr. Schmidt is a Partner of Juniper and therefore has an indirect material interest in the Merger Agreement and Shareholder Agreement, each as discussed above in Item 1.01. There are no family relationships between any director or executive officer of the Company, including Mr. Schmidt, Mr. Willsher, and Ms. Franklin.

The Company has entered into Indemnification Agreements with Mr. Schmidt, Mr. Willsher, and Ms. Franklin, in connection with their appointments as directors of the Company. The Indemnification Agreement provides, among other things, that the Company will indemnify each of Mr. Schmidt, Mr. Willsher, and Ms. Franklin, under the circumstances and to the extent provided for therein, for certain expenses they may be required to pay in connection with certain claims to which they may be made a party by reason of their positions as a director of the Company, and otherwise to the fullest extent permitted under Texas law and the Company’s governing documents. The foregoing is only a brief description of the Indemnification Agreement, does not purport to be complete, and is qualified in its entirety by the Company’s standard form of indemnification agreement incorporated by reference herein as Exhibit 10.9. The Indemnification Agreement is identical in all material respects to the indemnification agreements entered into with other Company officers and directors.

Biographical information for Mr. Schmidt, Mr. Willsher and Ms. Franklin, is provided below:

Josh Schmidt, Age 44, Series A Preferred Stock Director

Mr. Schmidt has been a Partner of Juniper since 2020 and serves as a member of the Investment Committee of Juniper Capital IV. Mr. Schmidt also serves on the board of directors of several of Juniper’s portfolio companies. Mr. Schmidt has been Chief Operating Officer of Juniper since July 2024. From January 2021 to June 2023, Mr. Schmidt served on the board of directors of Ranger Oil Corporation, a formerly publicly-traded oil and gas company, where he was also chair of the compensation committee. Prior to joining Juniper, Mr. Schmidt served as a portfolio manager and fundamental analyst for Whiteside Energy (“Whiteside”), a Houston-based hedge fund, where he was responsible for, among other things, managing investments in the natural gas and electricity markets across all regions of the United States. Prior to Whiteside, Mr. Schmidt worked at Citigroup Energy in Houston as a natural gas and electricity trader.

Mr. Schmidt received a B.S. in Finance from the University of Notre Dame.

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Martyn Willsher, Age 47, Independent Director

Martyn Willsher is currently the Chief Executive Officer of Unified Petroleum LLC, a position he has held since October 2025, a company which he recently formed to acquire and operate oil and gas assets.  Previously, Mr. Willsher served as Chief Executive Officer of Amplify Energy Corp. (NYSE: AMPY) from January 2021 until July 2025, after having served as interim Chief Executive Officer since April 2020. Mr. Willsher continues to serve as a special advisor to Amplify Energy through December 2025. Mr. Willsher also previously served as Senior Vice President and Chief Financial Officer of Amplify Energy from April 2018 to January 2021. From May 2017 to April 2018, Mr. Willsher served as Amplify Energy’s Vice President and Treasurer. He also served as Treasurer of Memorial Production Partners GP, LLC, Amplify Energy’s predecessor, from July 2014 to May 2017, and as Director of Strategic Planning for Memorial Resource Development LLC, an affiliate of the predecessor of Amplify Energy, from March 2012 to June 2014. Prior to that, he served as Manager, Financial Analysis of AGL Resources from September 2009 to March 2012, and as Associate — Upstream Oil & Gas A&D of Constellation Energy from August 2006 to March 2008 and as a Director from March 2008 to March 2009. Prior to that, he served in various business development and financial analysis roles at JM Huber Corp., FTI Consulting and PricewaterhouseCoopers LLP.

Mr. Willsher received his Master of Business Administration from the University of Texas at Austin and his Bachelor of Business Administration in Finance from Texas A&M University.

Kristel Franklin, Age 41, Independent Director

Kristel Franklin brings deep expertise spanning integrated upstream and midstream operations with over 20 years’ experience in the oil and gas industry. Over the past two decades, she has developed a diverse portfolio of experience across domestic onshore projects and operations. Since January 2023, Ms. Franklin has served as Chief Operating Officer of PureWest Energy (“PureWest”), a Denver, Colorado-based natural gas producer in the State of Wyoming.  Prior to PureWest, from June 2018 to December 2022, Ms. Franklin led Moontower Resources, LLC (“Moontower”), an Austin, Texas-based Permian Basin-focused exploration and production company, to a successful exit for Oaktree Capital.  Prior to Moontower, Ms. Franklin held various roles of increasing responsibility at Austin, Texas-based oil and gas acquisition and exploitation company Three-Rivers Operating Company III (March 2016 to May 2018), as Senior Vice President at Austin, Texas-based independent oil and gas producer Jones Energy (April 2007 to February 2016), and with Houston, Texas-based Exxon Mobil Corporation as a Senior Drilling Engineer (July 2003 to April 2007). Ms. Franklin also currently serves on the Board of a private midstream oil and gas company.

Ms. Franklin received a Bachelor of Science Degree in Mechanical Engineering and an MBA from the University of Texas in Austin, Texas.

* * * * *

From the Closing Date until the Automatic Conversion Date the holders of PEDEVCO Series A Preferred Stock, voting as a separate class, are entitled to elect one member of the Board, as discussed in greater detail below under “Item 5.03—Second Amended and Restated Designation of Series A Convertible Preferred Stock”.

Additionally, pursuant to the terms of the Shareholder Agreement (discussed in greater detail above under “Item 1.01—Shareholder Agreement”), Century, and (b) North Peak the right (but not obligation), from the Closing Date to the Automatic Conversion Date, to designate one nominee to the Board (which is the same right that the Series A Preferred Stock holders have under the PEDEVCO Series A Designation (as discussed in greater detail below under Item 5.03), and not a separate appointment right). The Shareholder Agreement also provides the Juniper Shareholder the right to designate one individual as a non-voting board observer, who shall have the right to attend all meetings of the Board, from the date of the agreement until the Automatic Conversion Date. The PEDEVCO Series A Preferred Stock director appointee is Josh Schmidt.

The Shareholder Agreement also provides that from and after the Automatic Conversion Date, the Board will consist of six directors or such greater number as approved by the Board in accordance with the organizational documents of the Company and be constituted as set forth in greater detail above under “Item 1.01—Shareholder Agreement” and incorporated by reference into this Item 5.02.

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(e) Second Amendment to the Company’s 2021 Equity Incentive Plan

On October 29, 2025, the Board adopted, subject to shareholder approval, and on October 31, 2025, pursuant to the Written Consent (discussed and defined below under Item 5.07), the Majority Shareholders (defined below under Item 5.07) approved, the Second Amendment to the PEDEVCO Corp. 2021 Equity Incentive Plan (the “Second Amendment” and the PEDEVCO Corp. 2021 Equity Incentive Plan, as amended by the Second Amendment, the “2021 Plan”). The Second Amendment will not become effective until the expiration of the twenty calendar day period commencing on the distribution to PEDEVCO’s shareholders in accordance with Rule 14c-2 of Regulation 14C promulgated under the Exchange Act of the Information Statement.

The material terms of the 2021 Plan, except as amended by the Second Amendment, are described in the Company’s Definitive Proxy Statement on Schedule 14A under the caption “Proposal 3 – Amendment to PEDEVCO 2021 Equity Incentive Plan” filed with the Securities and Exchange Commission (SEC) on July 12, 2024.

Subject to adjustment in connection with the payment of a stock dividend, a stock split or subdivision or combination of the shares of PEDEVCO common stock, or a reorganization or reclassification of PEDEVCO common stock, the aggregate number of shares of PEDEVCO common stock which may be issued pursuant to awards under the 2021 Plan, as a result of the Second Amendment, including pursuant to incentive stock options granted thereunder, will increase by 5,000,000 shares, from 13,000,000 shares, to 18,000,000 shares, on the Automatic Conversion Date.

The above description of the 2021 Plan and the Second Amendment does not purport to be complete, and is qualified in its entirety by reference to the full text of the 2021 Plan and Second Amendment, which are incorporated by reference herein and/or attached hereto, as Exhibits 10.5 through 10.7, respectively, and incorporated by reference into this Item 5.02.

Restricted Stock and Option Awards

On October 29, 2025, contingent upon the Closing and effective as of the Effective Time, the Company granted (i) 2,000,000 shares of restricted PEDEVCO common stock under the 2021 Plan to Mr. J. Douglas Schick, a member of the Board and the President and Chief Executive Officer of the Company, (ii) 500,000 shares of restricted PEDEVCO common stock under the 2021 Plan  to Mr. Clark R. Moore, our Executive Vice President, General Counsel and Secretary, and (iii) 300,000 shares of restricted PEDEVCO common stock under the 2021 Plan  to Mr. Jody Crook, the Chief Commercial Officer of the Company. Each of the restricted shares granted to Mr. Moore and Mr. Crook, and 1,000,000 of the shares granted to Mr. Schick, vest (i) 1/3 on the one year anniversary of the grant date; (ii) 1/3 on the two year anniversary of the grant date; and (iii) 1/3 on three year anniversary of the grant date; in each case subject to the recipient being an employee of or consultant to the Company on such vesting date, and further subject to the terms and conditions of a Restricted Shares Grant Agreement entered into by and between the Company and each recipient. A total of 1,000,000 of the restricted shares issued to Mr. Schick vest if the 30-day average closing price of the PEDEVCO common stock equals or exceeds $0.90 (as adjusted for stock splits) within four years after the Closing (the “price trigger”), with the earliest possible vesting date being 30 days after the one year anniversary of the Closing, and subject to the following further vesting provisions: (a) if the price trigger is met between 1 year and 30 days and two years after Closing, one-third of the shares vest immediately and the rest vest on the second and third anniversaries of the grant date; (b) if the price trigger is met between years 2 and 3 after Closing, two-thirds of the shares vest immediately and one-third vests on the third anniversary of the Closing; and (c) if the price trigger is met after the third anniversary of the Closing, all shares will vest immediately. If the price trigger is not met by the fourth anniversary of the Closing, all 1,000,000 shares subject to the price trigger will be forfeited. Such share vesting is also further subject to the terms and conditions of a Restricted Shares Grant Agreement entered into by and between the Company and Mr. Schick.

These restricted stock awards were issued and granted in consideration for Messrs. Schick, Moore and Crook, serving as executive officers of the Company.

The foregoing description of the Restricted Shares Grant Agreements set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text thereof. A copy of the form of Restricted Shares Grant Agreement for the awards granted on October 29, 2025, is attached hereto and/or incorporated by reference herein, as Exhibits 10.8 and is incorporated by reference into this Item 5.02.

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Executive Employment Agreements

On October 31, 2025, the Company entered into Employment Agreements (the “Employment Agreements”), with each of (a) J. Douglas Schick, its President and Chief Executive Officer; (b) Clark R. Moore, its Executive Vice President, General Counsel and Secretary; and (c) Jody D. Crook, its Chief Commercial Officer (the “Executives”). All of the agreements were substantially identical, other than as to: Salary: Mr. Schick ($425,000 per year); Mr. Moore ($294,000 per year); and Mr. Crook ($280,000 per year); Targeted Bonus: Mr. Schick (60% of his salary per year); Mr. Moore (50% of his salary per year); and Mr. Crook (50% of his salary per year); Paid time off: Mr. Schick (five weeks); Mr. Moore (five weeks); and Mr. Crook (four weeks); Severance: Mr. Schick (2.5 times his annual base salary and targeted annual bonus); Mr. Moore (2 times his annual base salary and targeted annual bonus); and Mr. Crook (1 times his annual base salary and targeted annual bonus); and Section 280G gross-up (as discussed below): Mr. Schick ($1,500,000); Mr. Moore ($600,000); and Mr. Crook (none).

Pursuant to the Employment Agreements, which replaced and superseded all prior employment agreements and offer letters between the Company and the Executives, Mr. Schick will continue to serve as President and Chief Executive Officer of the Company; Mr. Moore will continue to serve as Executive Vice President, General Counsel and Secretary; and Mr. Crook will continue to serve as Chief Commercial Officer of the Company. Additionally, for so long as Mr. Schick serves as Chief Executive Officer of the Company, he is required to be nominated for re-election to the Board.

Pursuant to the Employment Agreements, each Executive’s salary is payable in accordance with the Company’s normal payroll practices, and is subject to annual review, with no reduction in salary permitted. The Executives are each also eligible to receive an annual bonus with a targeted percentage of base salary as described above, payable based on achievement of performance objectives and provided that each Executive remains employed through the end of the applicable fiscal year to which the annual bonus relates. Separately, each Executive is eligible for grants of equity awards, including options, restricted stock, restricted stock units, or similar awards, pursuant to terms to be agreed in writing.

The agreements provide for certain payments and benefits upon the termination of employment of each Executive. If the Executive’s employment is terminated by the Company without cause, due to a Disability, by the Executive for Good Reason, or due to death, the Executive is entitled to receive a lump sum cash payment equal to the amount of base salary and target annual bonus as discussed above under “severance”, acceleration of all unvested equity awards (with performance-based awards vesting at the greater of target or actual achievement through the termination date), and any stock options remaining exercisable for 12 months following such termination, and, if elected, reimbursement of COBRA premiums for up to (30 months – Mr. Schick; 24 months – Mr. Moore; and 12 months – Mr. Crook), subject to certain conditions.

Severance payments are conditioned on the applicable Executive signing a standard separation agreement, which includes customary releases and covenants, and any cash severance will be paid on the second regular payroll date following the release becoming effective. Equity acceleration will occur within fourteen days of the release, subject to applicable tax and plan timing rules. Each Employment Agreement also contains provisions intended to minimize excise taxes under Section 4999 of the Internal Revenue Code, including a gross-up payment subject to a cap through December 31, 2026 (discussed above, except for Mr. Crook, whose agreement does not include a gross-up right) and a “best results” alternative if applicable.

The foregoing description of the Employment Agreements is not complete and is qualified in its entirety by reference to the full text of the Employment Agreements, which are filed as Exhibits 10.10 through 10.12 respectively, to this Current Report on Form 8-K and incorporated by reference into this Item 5.02 in their entirety.

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Executive Offer Letters

In connection with the closing of the Mergers, the Company entered into offer letters with each of (a) Reagan Tuck (R.T.) Dukes; and (b) Robert “Bobby” J. Long, which replaced and superseded all prior employment agreements between such persons and the Acquired Companies (the “Offer Letters”).  Pursuant to the Offer Letters, Mr. Dukes agreed to serve as Chief Operating Officer of the Company and Mr. Long agreed to serve as Chief Financial Officer of the Company, and to report to the Company’s President and Chief Executive Officer. Each executive’s employment is at-will and may be terminated by either the executive or the Company at any time, with or without cause.

The officers will receive a base salary of (a) $300,000 per year (Mr. Dukes); and (b) $280,000 per year (Mr. Long), payable in accordance with the Company’s normal payroll practices, subject to annual review. Each officer is eligible for a discretionary annual cash performance bonus of up to 50% of his base salary, pro-rated for partial years, in the sole discretion of the Company. The executives may also be considered for equity awards, including restricted stock or options, at the discretion of the Board. Each officer also will receive a one-time bonus of $1,750, payable within thirty days of their employment start date, subject to continued employment with the Company on such payment date.

Each officer is required to maintain the confidentiality of the Company’s proprietary information and to perform the duties of their position, as assigned, to the satisfaction of the President and Chief Executive Officer.

The offer letters provide for certain severance benefits if the Company terminates an officer without cause including (a) six months of base salary and 100% of the executive’s 2025 annual bonus, if terminated prior to December 31, 2025, and (b) 100% of the 2025 bonus (if terminated after December 31, 2025, and prior to the payment of such 2025 bonus), plus the targeted annual bonus for any subsequent year of termination, and, if elected by the executive, continuation of health coverage under COBRA for six months, subject to the officer’s execution of a customary release of claims.

The foregoing description of the Offer Letters is not complete and is qualified in its entirety by reference to the full text of the Offer Letters, which are filed as Exhibits 10.13 and 10.14, to this Current Report on Form 8-K and incorporated by reference into this Item 5.02 in their entirety.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Second Amended and Restated Designation of Series A Convertible Preferred Stock

In preparation of the Closing, the Board approved the Second Amended and Restated Certificate of Designations of PEDEVCO Corp. Establishing the Designations, Preferences, Limitations and Relative Rights of Its Series A Convertible Preferred Stock (the “PEDEVCO Series A Designation”) on October 29, 2025, which was filed with the Secretary of State of Texas on October 31, 2025. The PEDEVCO Series A Designation is described in greater detail below.

Designated Shares. A total of 17,013,637 shares of Series A Preferred Stock, $0.001 par value per share, are designated pursuant to the PEDEVCO Series A Designation, of which 10,650,000 Merger Preferred Shares were issued in connection with the Mergers and 6,363,637 PIPE Preferred Shares were issued to the PIPE Investors in connection with the PIPE Offering.

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Voting Rights. Except as otherwise expressly provided in the PEDEVCO Series A Designation, or as required by law, the holders of Series A Preferred have no voting rights with respect to any matter to be submitted to the Company’s shareholders.

As long as any PEDEVCO Series A Preferred Stock is outstanding, PEDEVCO and its subsidiaries may not, without approval of holders of a majority in interest of the outstanding shares of the PEDEVCO Series A Preferred Stock (a “Majority In Interest”), voting as a single class: (a) amend the governing documents of such entity (including as to PEDEVCO, the PEDEVCO Series A Designation), or other governing documents in a way that adversely affects rights of the holders of PEDEVCO Series A Preferred Stock; (b) change the size or composition of the board or the committees of the board of such entity; (c) alter the line or nature of the business of such entity; (d) issue securities (including securities convertible, exchangeable or exercisable for equity) ranking pari passu with or senior to the Series A Preferred Stock, or convertible into PEDEVCO common stock (except under approved equity plans); (e) issue securities of the subsidiaries of PEDEVCO; (f) repurchase or redeem equity, except between wholly-owned subsidiaries or under permitted employee plans; (g) declare or pay dividends or similar distributions, except within wholly-owned subsidiaries; (h) effect any merger, consolidation, recapitalization, reclassification, sale of substantially all assets, or other change of control of such entity; (i) adopt any plan of liquidation or dissolution of such entity; (j) complete acquisitions, dispositions, or divestitures exceeding $500,000 in any fiscal year; (k) make or commit to capital expenditures exceeding $250,000, other than in accordance with a budget then in effect, (l) incur indebtedness or issue debt over $500,000, other than in the ordinary course; (m) enter any joint venture or similar alliance; (n) hire, terminate, or designate executive officers, or appoint or remove the board chair; (o) enter into or amend any transaction with shareholders, affiliates, or related parties; (p) adopt or materially modify incentive or equity plans (except existing ones); (q) change auditors or such entity’s fiscal year; (r) commence or settle litigation involving more than $500,000; (s) adopt any shareholder rights plan or “poison pill”; (t) exchange, reclassify, or cancel any PEDEVCO Series A Preferred Stock shares; (u) create exchange rights into PEDEVCO Series A Preferred Stock shares; (v) alter the rights or preferences of the PEDEVCO Series A Preferred Stock to adversely affect the rights thereof; (w) amend or modify any Support Agreement; or (x) announce or commit to any of the foregoing.

Additionally, until the Automatic Conversion Date, the holders of PEDEVCO Series A Preferred Stock, voting as a separate class, are entitled to elect one member of PEDEVCO’s Board (the “Series A Director”). If a Series A Director position becomes vacant, a Majority in Interest may fill the vacancy. Any Series A Director so elected or appointed serves for the remainder of the original term, subject to prior death, resignation, retirement, disqualification, or removal. A Series A Director may be removed, with or without cause, only by the affirmative vote or written consent of the Majority in Interest. The initial Series A Director is Josh Schmidt.

Dividend Rights. None.

Liquidation Preference. If PEDEVCO undergoes a liquidation, dissolution, or winding-up, whether voluntary or involuntary, holders of PEDEVCO Series A Preferred Stock are entitled to receive the same distribution they would receive if their shares were fully converted into PEDEVCO common stock. These amounts are to be paid pari passu with amounts paid to PEDEVCO common stock shareholders and include any declared but unpaid dividends.

Conversion Rights. Each outstanding share of PEDEVCO Series A Preferred Stock converts into PEDEVCO common stock automatically, immediately following the expiration of the twenty calendar day period commencing on the distribution to PEDEVCO’s shareholders in accordance with Rule 14c-2 of Regulation 14C promulgated under the Exchange Act of the Information Statement. Each share of Series A Preferred Stock converts into 10 shares of PEDEVCO common stock (subject to customary adjustments for stock splits, stock dividends or recapitalizations) (the “Conversion Ratio”).

Redemption Rights. None.

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Additional Rights. If PEDEVCO undertakes a subsequent rights offering, in addition to any required adjustments to the Conversion Ratio, the PEDEVCO Series A Preferred Stock holders are entitled to participate in such rights offering on an as-converted basis.

If PEDEVCO undergoes a fundamental transaction such as a merger, sale of substantially all its assets, tender offer, or reclassification of stock, where common shareholders receive new securities, cash, or property, all PEDEVCO Series A Preferred Stock will be deemed converted into PEDEVCO common stock so that holders receive the same type and value of consideration as PEDEVCO common stock holders and the conversion ratio will be adjusted to reflect the value of the new consideration. PEDEVCO Series A Preferred Stock holders must also be given the same choices as PEDEVCO common stockholders if there are options for the form of consideration.

Transfer Rights. No holder of shares of PEDEVCO Series A Preferred Stock may be transferred in whole or in part without the consent of PEDEVCO, except to a Permitted Transferee. “Permitted Transferees” mean (a) with respect to a holder of PEDEVCO Series A Preferred Stock, (i) any controlled affiliate of such holder, (ii) Juniper Capital II, L.P., Juniper Capital III, L.P., Juniper NPR Partners, L.P., Juniper North Peak Partners, L.P. or an entity wholly-owned by any of the foregoing or (iii) any of Century Natural Resources, LLC, Boomtown Oil II, LLC and their respective direct or indirect partners, shareholders, members, employees or other holders of other equity interests of such entity or (b) any transferee pursuant to any liquidation or fundamental transaction which results in all of the PEDEVCO shareholders having the right to exchange their shares of PEDEVCO common stock, preferred stock or other forms of equity authorized and issued by PEDEVCO (however designated, whether voting or non-voting) and any instruments convertible into or exercisable or exchangeable for any of the foregoing (including any options or swaps) for cash, securities or other property.

The foregoing summary of the PEDEVCO Series A Designation does not purport to be complete and is qualified in its entirety by reference to the full text of the PEDEVCO Series A Designation, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated into this Item 5.03 by reference in its entirety.

Amended and Restated Bylaws

On October 29, 2025, as a required condition to the Merger Agreement, and effective as of the Closing, the Board adopted Amended and Restated Bylaws (the “A&R Bylaws”), which amend and restate the Company’s prior bylaws in their entirety.

The A&R Bylaws made certain changes to the prior bylaws, including to (i) fix the number of directors at five (5), subject to changes in such number that the majority of the Board may approve from time to time, and to provide that any change to the size of the Board must comply with the Shareholder Agreement; (ii) add provisions requiring that actions relating to director removal, vacancies, and the election of the Chairman of the Board be consistent with the Shareholder Agreement and, as applicable, the PEDEVCO Series A Designation; (iii) modify the definition of a quorum to require that, so long as a Juniper Director who is not an independent director serves on the Board, at least one such director must be present for a quorum of the Board to exist; (iv) revise the rules governing committee composition to require compliance with the Shareholder Agreement and applicable law and stock exchange requirements; (v) permit the use of electronic signatures on stock certificates; and (vi) add a new Section 14.2 providing that, for so long as the Shareholder Agreement is in effect, the provisions of the A&R Bylaws dealing with the number of directors, selection of committee members and new Section 14.2, may be amended, altered, or repealed only by the unanimous approval of all then-serving directors.

The foregoing summary of the A&R Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the A&R Bylaws, a copy of which is filed as Exhibit 3.2 to this Current Report on Form 8-K and incorporated into this Item 5.03 by reference in its entirety.

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Item 5.07 Submission of Matters to a Vote of Security Holders.

The disclosures set forth under Item 1.01 of this Current Report on Form 8-K are hereby incorporated into this Item 5.07 by reference.

On October 30, 2025, (a) Dr. Simon Kukes, the then Executive Chairman of PEDEVCO; (b) The SGK 2018 Revocable Trust, a family trust of which Dr. Kukes, serves as trustee and beneficiary; (c) J. Douglas Schick, the Chief Executive Officer, President and member of the Board; (d) Clark R. Moore, the Executive Vice President, General Counsel and Secretary of PEDEVCO; (e) Paul A. Pinkston, the Chief Accounting Officer of PEDEVCO; (f) Jody D. Crook, the Chief Commercial Officer of PEDEVCO; (g) John J. Scelfo, a then member of the Board; (h) H. Douglas Evans, a then member of the Board; and (i) John K. Howie, a member of the Board (collectively, the “Majority Shareholders”), who collectively held more than two-thirds of the combined voting power of the total issued and outstanding PEDEVCO common stock, executed a written consent in lieu of a special meeting of shareholders of PEDEVCO (the “Written Consent”), approving the Transaction Agreements, the Transactions, the issuance of Conversion Shares, and:

(1)	the grant of discretionary authority to the Company’s Board to (A) approve an amendment to the Company’s Certificate of Formation, as amended, to effect a reverse stock split of our issued and outstanding shares of PEDEVCO common stock, by a ratio of between one-for-ten to one-for-twenty, inclusive, with the exact ratio to be set at a whole number to be determined by our Board or a duly authorized committee thereof in its discretion, at any time after approval of the amendment and prior to October 30, 2026 (the “Reverse Stock Split”), and (B) determine whether to arrange for the disposition of fractional interests by shareholder entitled thereto, to pay in cash the fair value of fractions of a share of PEDEVCO common stock as of the time when those entitled to receive such fractions are determined, or to entitle shareholder to receive from the Corporation’s transfer agent, in lieu of any fractional share, the number of shares of PEDEVCO common stock rounded up to the next whole number (the “Reverse Split Authority”, and such amendment to PEDEVCO’s Certificate of Formation, as amended, in connection therewith, the “Reverse Split Charter Amendment”).

(2)	the adoption of, and the filing with the Secretary of Texas of, a Second Amended and Restated Certificate of Formation of the Company (the “PEDEVCO A&R Charter”), amending the current Certificate of Formation of the Company to: increase the number of authorized shares of PEDEVCO common stock to 300,000,000 shares of common stock (from 200,000,000 shares of common stock currently), remove references to a prior reverse stock split; update the number, names, and addresses of initial directors; permitting both Juniper and its affiliates and Dr. Simon Kukes to pursue competing or overlapping ventures and expressly waive PEDEVCO’s right to participate in such renounced business opportunities, except where opportunities arise solely from a director’s role, or rights under the Shareholder Agreement, provide a supermajority (66 2/3%) voting requirement for altering specified provisions of the charter (including the provisions waiving corporate opportunities as discussed above), and revise applicable voting standards so that, unless otherwise required by law or the charter, actions requiring shareholder approval may be authorized by a majority of the outstanding shares entitled to vote under Texas law; and

(4)	the Second Amendment to the PEDEVCO Corp. 2021 Equity Incentive Plan, as amended (the “Equity Plan Amendment”), to increase by 5 million shares, the number of shares available for awards under such plan, as discussed in greater detail under Item 5.02, above.

Pursuant to rules adopted by the SEC under the Exchange Act, the Information Statement will be filed with the SEC and mailed or provided to the shareholders of the Company in accordance with the Exchange Act and the terms set forth in the Merger Agreement, and the corporate actions discussed above, will become effective on the 21st day following the mailing date of the Information Statement.

The Board has not yet determined the ratio of the Reverse Stock Split and/or determined to move forward with the Reverse Stock Split as of the date of this Report.

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Item 7.01 Regulation FD Disclosure

On November 3, 2025, the Company filed a press release announcing the closing of the Mergers and PIPE Financing. A copy of the press release is furnished herewith as Exhibit 99.1.

PEDEVCO has a webcast and conference call scheduled at 11:30 a.m. (Eastern) on Wednesday, November 5, 2025 to discuss the Mergers. The presentation materials PEDEVCO plans to use in connection with such conference call will be made available on PEDEVCO’s website (www.pedevco.com), under “Investors—Presentations”, immediately prior to the start of the webcast and conference call. A copy of the presentation materials is furnished herewith as Exhibit 99.2.

The information in this Item 7.01, Exhibit 99.1 and Exhibit 99.2 hereto (i) is furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of such section; and (ii) shall not be deemed incorporated by reference into any filing under the Securities Act, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements of the Acquired Companies will be filed no later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

Pro forma financial information relative to acquisition of the Acquired Companies will be filed no later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed.

(c) Exhibits.

Exhibit No.	Description
2.1*#

Agreement and Plan of Merger, by and among PEDEVCO Corp., NP Merger Sub, LLC, COG Merger Sub, LLC, North Peak Oil & Gas, LLC, Century Oil and Gas Sub-Holdings, LLC, and, solely for the limited purposes set forth therein, North Peak Oil & Gas Holdings, LLC, dated as of October 31, 2025

3.1*

Second Amended and Restated Certificate of Designations of PEDEVCO Corp. Establishing the Designations, Preferences, Limitations and Relative Rights of Its Series A Convertible Preferred Stock filed with the Secretary of State of Texas on October 31, 2025

3.2*	Amended and Restated Bylaws of PEDEVCO Corp. dated October 29, 2025
10.1*	Form of Series A Convertible Preferred Stock Subscription Agreement (October 2025 PIPE Financing)
10.2*	Shareholder Agreement, dated October 31, 2025, by and among PEDEVCO Corp., Century Oil and Gas Holdings, LLC, North Peak Oil & Gas Holdings, LLC, The SGK 2018 Revocable Trust
10.3*	Form of Support Agreement dated October 31, 2025
10.4*#	Amended and Restated Credit Agreement dated as of October 31, 2025, among PEDEVCO Corp., as borrower, Citibank, N.A., as administrative agent, and the lenders party thereto
10.5♦	PEDEVCO Corp. 2021 Equity Incentive Plan (1)
10.6♦	First Amendment to PEDEVCO Corp. 2021 Equity Incentive Plan (2)
10.7*♦	Second Amendment to PEDEVCO Corp. 2021 Equity Incentive Plan
10.8♦	PEDEVCO Corp. 2021 Equity Incentive Plan Form of Restricted Shares Grant Agreement (3)
10.9♦	PEDEVCO Corp. - Form of Indemnification Agreement (4)
10.10*♦	Employment Agreement dated October 31, 2025, between PEDEVCO Corp. and J. Douglas Schick
10.11*♦	Employment Agreement dated October 31, 2025, between PEDEVCO Corp. and Clark R. Moore
10.12*♦	Employment Agreement dated October 31, 2025, between PEDEVCO Corp. and Jody Crook
10.13*♦	Offer Letter dated October 30, 2025, between PEDEVCO Corp. and Reagan Tuck Dukes
10.14*♦	Offer Letter dated October 30, 2025, between PEDEVCO Corp. and Robert J. Long
99.1**	Press release dated November 3, 2025
99.2**	Investor Presentation, dated November 5, 2025
104	Inline XBRL for the cover page of this Current Report on Form 8-K

* Filed herewith.

** Furnished herewith.

♦ Indicates management contract or compensatory plan or arrangement.

# The schedules and exhibits have been omitted pursuant to Item 601(a)(5) or Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of such schedules and exhibits, or any section thereof, to the SEC upon request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 under the Exchange Act for any exhibits or schedules so furnished.

(1) Filed on September 1, 2021, as an exhibit to the Company’s Current Report on Form 8-K and incorporated herein by reference (File No. 001-35922).

(2) Filed on August 30, 2024, as an exhibit to the Company’s Current Report on Form 8-K and incorporated herein by reference (File No. 001-35922).

(3) Filed on September 1, 2021, as an exhibit to the Company’s Registration on Form S-8 and incorporated herein by reference (File No. 333-259248).

(4) Filed on March 31, 2024, as Exhibit 10.11 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and incorporated by reference herein (File No. 001-35922).

The inclusion of any website address in this Form 8-K, and any exhibit thereto, is intended to be an inactive textual reference only and not an active hyperlink. The information contained in, or that can be accessed through, such website is not part of or incorporated into this Form 8-K.

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Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K, including the exhibits hereto, include “forward-looking statements.” All statements, other than statements of historical fact, included in this Current Report on Form 8-K that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Terminology such as “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements about the Company’s expectations of plans, goals, strategies (including measures to implement strategies), objectives and anticipated results with respect thereto. These statements address activities, events or developments that we expect or anticipate will or may occur in the future, including things such as projections of results of operations, plans for growth, goals, future capital expenditures, competitive strengths, references to future intentions and other such references. These forward-looking statements involve risks and uncertainties and other factors that could cause the Company’s actual results or financial condition to differ materially from those expressed or implied by forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this Current Report on Form 8-K specifically include (i) that the anticipated tax treatment of the Transactions may not be obtained, (ii) the potential impact of unforeseen liabilities, future capital expenditures, revenues, costs, expenses, earnings, synergies, economic performance, indebtedness, financial condition and losses on the future prospects, business and management strategies for the management, expansion and growth of the combined business after the consummation of the Transactions, (iii) potential litigation relating to the Transactions that could be instituted against PEDEVCO or its directors, (iv) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Transactions, (v) any negative effects of the announcement, pendency or consummation of the Transactions on the market price of PEDEVCO’s common stock and on PEDEVCO’s operating results, (vi) risks associated with third party contracts containing consent and/or other provisions that may be triggered by the Transactions, (vii) the risks and costs associated with the integration of, and the ability of PEDEVCO to integrate, the Acquired Companies successfully and to achieve anticipated synergies, (viii) the risk that disruptions from the Transactions will harm PEDEVCO’s business, including current plans and operations or by diverting management’s attention from PEDEVCO’s ongoing business operations, (ix) the ability of PEDEVCO to retain and hire key personnel, (x) legislative, regulatory and economic developments, (x) the expectations of plans, strategies, objectives and growth and anticipated financial and operational performance of the Company and its affiliates, following the Mergers, including the expected benefits of the Mergers; (xi) the other risks described in PEDEVCO’s most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, and (xii) management’s response to any of the aforementioned factors. There may be additional risks, uncertainties and factors that we do not currently view as material or that are not necessarily known. Please read the Company’s filings with the SEC, including “Risk Factors” in the Company’s Annual Report on Form 10-K, and if applicable, the Company’s subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which are available on the Company’s website at (www.pedevco.com) under “Investors” – “SEC Filings” or on the SEC’s website at https://www.sec.gov, for a discussion of risks and uncertainties that could cause actual results to differ from those in such forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. All forward-looking statements in this Current Report on Form 8-K are qualified in their entirety by these cautionary statements. Except as required by law, the Company undertakes no obligation and does not intend to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities, in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Important Additional Information Regarding the Transactions Will Be Filed With the SEC

In connection with the Transactions, PEDEVCO will file an Information Statement with the SEC. The definitive Information Statement will be sent to the shareholders of PEDEVCO. PEDEVCO may also file other documents with the SEC regarding the Transactions. INVESTORS AND SECURITY HOLDERS OF PEDEVCO ARE ADVISED TO CAREFULLY READ THE INFORMATION STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTIONS, THE PARTIES TO THE TRANSACTIONS AND THE RISKS ASSOCIATED WITH THE TRANSACTION. Investors and security holders may obtain a free copy of the Information Statement (when available) and other relevant documents filed by PEDEVCO with the SEC from the SEC’s website at www.sec.gov. Security holders and other interested parties will also be able to obtain, without charge, a copy of the Information Statement and other relevant documents (when available) by (1) directing your written request to: 575 N. Dairy Ashford, Suite 210, Houston, Texas 77079 or (2) contacting our Investor Relations department by telephone at (713) 221-1768. Copies of the documents filed by the Company with the SEC will be available free of charge on the Company’s website at www.pedevco.com.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEDEVCO CORP.

By:	/s/ J. Douglas Schick
J. Douglas Schick
President and Chief Executive Officer

Date: November 3, 2025

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